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                                                                   Exhibit 10.7
                              EMPLOYMENT AGREEMENT


                  THIS EMPLOYMENT AGREEMENT (this "Agreement") is entered into as of the 1st day of October, 2000, by and between Rayovac Corporation, a Wisconsin corporation (the "Company"), and Stephen P. Shanesy (the "Executive").

                  WHEREAS, the Company and the Executive wish to terminate Executive's Severance Agreement with the Company, dated October 1, 1998, because the Company desires to employ the Executive upon the terms and conditions set forth herein; and

                  WHEREAS, the Executive is willing and able to accept such employment on such terms and conditions.

                  NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Executive hereby agree as follows:

1. EMPLOYMENT DUTIES AND ACCEPTANCE. The Company hereby employs the Executive, and the Executive agrees to serve and accept employment with the Company as Executive Vice President of Global Brand Management. During the Term (as defined below), the Executive shall devote all of his working time to such employment and appointment, shall devote his best efforts to advance the interests of the Company and shall not engage in any other business activities, as an employee, director, consultant or in any other capacity, whether or not he receives any compensation therefor, without the prior written consent of the Board.

2. TERM OF EMPLOYMENT. Subject to Section 4 hereof, the Executive's employment and appointment hereunder shall be for a term commencing on the date hereof and expiring on September 30, 2003 (the "Term"). Upon expiration of the Term, this Agreement shall automatically extend for successive periods of one (1) year, unless the Executive or the Company shall give notice to the other at least ninety (90) days prior to the end of the Term (or any annual extension thereof) indicating that it does not intend to renew the Agreement.

3. COMPENSATION. In consideration of the performance by the Executive of his duties hereunder, the Company shall pay or provide to the Executive the following compensation which the Executive agrees to accept in full satisfaction for his services, it being understood that necessary withholding taxes, FICA contributions and the like shall be deducted from such compensation:

         (a) BASE SALARY. The Executive shall receive a base salary equal to Two Hundred Ninety Thousand Dollars ($290,000) per annum effective October 1, 2000 for the duration of the Term ("Base Salary"), which Base Salary shall be paid in equal semi-monthly installments each year, to be paid semi-monthly

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                  in arrears. The Board will review from time to time the Base
                  Salary payable to the Executive hereunder and may, in its discretion, increase the Executive's Base Salary. Any such increased Base Salary shall be and become the "Base Salary" for purposes of this Agreement.

         (b) BONUS. The Executive shall receive a bonus for each fiscal year ending during the Term, payable annually in arrears, which shall be based on fifty percent (50%) of Base Salary, provided the Company achieves certain annual performance goals established by the Board from time to time (the "Bonus"). The Board may, in its discretion, increase the annual Bonus. Any such increased annual Bonus shall be and become the "Bonus" for such fiscal year for purposes of this Agreement.

         (c) INSURANCE COVERAGES AND PENSION PLANS. The Executive shall be entitled to such insurance, pension and all other benefits as are generally made available by the Company to its executive officers from time to time.

         (d) STOCK OPTIONS. All stock options previously granted to the Executive shall remain in full force and effect in accordance with their terms. If the Company implements a new stock option program in the future, the Executive may participate to the extent authorized by the Board.

         (e) RESTRICTED STOCK AWARD. In connection with the Executive's employment and appointment hereunder, the Executive is hereby granted a Restricted Stock Award pursuant to The 1997 Rayovac Incentive Plan (the "1997 Plan") and the terms and conditions of the Rayovac Corporation Restricted Stock Award Agreement attached hereto as Schedule A.

         (f) VACATION. The Executive shall be entitled to four (4) weeks vacation each year.

         (g) OTHER EXPENSES. The Executive shall be entitled to reimbursement of all reasonable and documented expenses actually incurred or paid by the Executive in the performance of the Executive's duties under this Agreement, upon presentation of expense statements, vouchers or other supporting information in accordance with Company policy. All expense reimbursements and other perquisites of the Executive are reviewable periodically by the Compensation Committee of the Board, if there be one, or the Board.

         (h) VEHICLE. Pursuant to the Company's policy for use of vehicles by executives, Executive shall be provided the use of a leased vehicle. Unless the Executive's employment is terminated by the Company for Cause or by the Executive pursuant to Section 5(c), Executive shall be permitted to drive his Company vehicle for the duration of the 12-month period following termination; at the end of such 12-month period, Executive will be permitted to purchase his Company vehicle at book value as of such date.

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         (i)      D&O INSURANCE. The Executive shall be entitled to
                  indemnification from the Company to the maximum extent provided by law, but not for any action, suit, arbitration or other proceeding (or portion thereof) initiated by the Executive, unless authorized or ratified by the Board. Such indemnification shall be covered by the terms of the Company's policy of insurance for directors and officers in effect from time to time (the "D&O Insurance"). Copies of the Company's charter, by-laws and D&O Insurance will be made available to the Executive upon request.

         (j) LEGAL FEES. The Company shall pay the Executive's actual and reasonable legal fees incurred in connection with the preparation of this Agreement.

4.       TERMINATION.

         (a) TERMINATION BY THE COMPANY WITH CAUSE. The Company shall have the right at any time to terminate the Executive's employment hereunder without prior notice upon the occurrence of any of the following (any such termination being referred to as a termination for "Cause"):

                  (i) the commission by the Executive of any deliberate and premeditated act taken by the Executive in bad faith against the interests of the Company;

                  (ii) the Executive has been convicted of, or pleads NOLO CONTENDERE with respect to, any felony, or of any lesser crime or offense having as its predicate element fraud, dishonesty or misappropriation of the property of the Company;

                  (iii) the habitual drug addiction or intoxication of the
                        Executive which negatively impacts his job performance or the Executive's failure of a Company-required drug test;

                  (iv) the willful failure or refusal of the Executive to perform his duties as set forth herein or the willful failure or refusal to follow the direction of the President, the CEO or the Board, provided such failure or refusal continues after thirty (30) days of the receipt of notice in writing from the President, the CEO or the Board of such failure or refusal, which notice refers to this Section 4(a) and indicates the Company's intention to terminate the Executive's employment hereunder if such failure or refusal is not remedied within such thirty (30) day period; or

                  (v) the Executive breaches any of the terms of this Agreement or any other agreement between the Executive and the Company which breach is not cured within thirty (30) days subsequent to notice from the Company to the Executive of such breach, which notice refers to this Section 4(a) and indicates the Company's intention to terminate the Executive's employment hereunder if such breach is not cured within such thirty (30) day period.

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                  If the definition of termination for "Cause" set forth above conflicts with such definition in the Executive's time-based or performance- based Stock Option Agreements pursuant to the 1997 Plan or the Rayovac Corporation 1996 Stock Option Plan (collectively, the "Stock Option Agreements") or any agreements referred to therein, the definition set forth herein shall control.

         (b) TERMINATION BY COMPANY FOR DEATH OR DISABILITY. The Company shall have the right at any time to terminate the Executive's employment hereunder upon thirty (30) days prior written notice upon the Executive's inability to perform his duties hereunder by reason of any mental, physical or other disability for a period of at least six (6) consecutive months (for purposes hereof, "disability" has the same meaning as in the Company's disability policy), if within 30 days after such notice of termination is given, the Executive shall not have returned to the full-time performance of his duties. The Company's obligations hereunder shall, subject to the provisions of Section 5(b), also terminate upon the death of the Executive.

         (c) TERMINATION BY COMPANY WITHOUT CAUSE. The Company shall have the right at any time to terminate the Executive's employment for any other reason without Cause upon sixty (60) days prior written notice to the Executive.

         (d) VOLUNTARY TERMINATION BY EXECUTIVE. The Executive shall be entitled to terminate his employment and appointment hereunder upon sixty (60) days prior written notice to the Company. Any such termination shall be treated as a termination by the Company for "Cause" under Section 5.

         (e) NOTICE OF TERMINATION. Any termination by the Company for Cause shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 8. For purposes of this Agreement, a "Notice of Termination" means a written notice given prior to the termination which
                 (i) indicates the specific termination provision in this
                  Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) if the termination date is other than the date of receipt of such notice, specifies the termination date of this Agreement (which date shall be not more than fifteen (15) days after the giving of such notice). The failure by the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Cause shall not waive any right of the Company hereunder or preclude the Company from asserting such fact or circumstance in enforcing its rights hereunder.

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5.       EFFECT OF TERMINATION OF EMPLOYMENT.

         (a) WITH CAUSE. If the Executive's employment is terminated with Cause, the Executive's salary and other benefits specified in
                  Section 3 shall cease at the time of such termination, and the Executive shall not be entitled to any compensation specified in Section 3 which was not required to be paid prior to such termination; provided, however, that the Executive shall be entitled to continue to participate in the Company's medical benefit plans to the extent required by law.

         (b) WITHOUT CAUSE, DEATH OR DISABILITY. If the Executive's employment is terminated by the Company without Cause or by reason of death or disability, then the Company shall pay the Executive the amounts and provide the Executive the benefits as follows:

                  (i) The Company shall pay to the Executive as severance, an amount in cash equal to double the sum of (i) the Executive's Base Salary, and (ii) the annual Bonus (if any) earned by the Executive pursuant to any annual bonus or incentive plan maintained by the Company in respect of the fiscal year ending immediately prior to the fiscal year in which the termination occurs, such cash amount to be paid to the Executive ratably monthly in arrears over the Non-Competition Period (as defined below).

                  (ii) For the greater of (i) the 24-month period immediately following such termination or (ii) the remainder of the Term, the Company shall arrange to provide the Executive and his dependents the additional benefits specified in Section 3(c). Benefits otherwise receivable by the Executive pursuant to this Section 5(b)(ii) shall cease immediately upon the discovery by the Company of the Executive's breach of the covenants contained in
                           Section 6 or 7 hereof.

                  (iii) The Executive's accrued vacation (determined in accordance with Company policy) at the time of termination shall be paid as soon as reasonably practicable.

                  (iv) Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state, or local law and any additional withholding to which the Executive has agreed.

                  (v) If the Executive's employment with the Company terminates during the Term, the Executive shall not be required to seek other employment or to attempt in any way to reduce any amounts payable to the Executive by the Company pursuant to this Section 5.

6.       AGREEMENT NOT TO COMPETE.

         (a) The Executive agrees that during the Non-Competition Period (as defined below), he will not, directly or indirectly, in

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                  any capacity, either separately, jointly or in association with others, as an officer, director, consultant, agent, employee, owner, principal, partner or stockholder of any business, or in any other capacity, engage or have a financial interest in any business which is involved in the design, manufacturing, marketing or sale of batteries or battery operated lighting devices (excepting only the ownership of not more than 5% of the outstanding securities of any class listed on an exchange or the Nasdaq Stock Market). The "Non-Competition Period" is (a) the longer of the Executive's employment hereunder or time period which he serves as a director of the Company plus (b) a period of one (1) year thereafter.

         (b) Without limiting the generality of clause (a) above, the Executive further agrees that during the Non-Competition Period, he will not, directly or indirectly, in any capacity, either separately, jointly or in association with others, solicit or otherwise contact any of the Company's customers or prospects, as shown by the Company's records, that were customers or prospects of the Company at any time during the Non-Competition Period if such solicitation or contact is for the general purpose of selling products that satisfy the same general needs as any products that the Company had available for sale to its customers or prospects during the Non-Competition Period.

         (c) The Executive agrees that during the Non-Competition Period, he shall not, other than in connection with employment for the Company, solicit the employment or services of any employee of Company who is or was an employee of Company at any time during the Non-Competition Period. During the Non-Competition Period, the Executive shall not hire any employee of Company for any other business.

         (d) If a court determines that the foregoing restrictions are too broad or otherwise unreasonable under applicable law, including with respect to time or space, the court is hereby requested and authorized by the parties hereto to revise the foregoing restrictions to include the maximum restrictions allowed under the applicable law.

         (e) For purposes of this Section 6 and Section 7, the "Company" refers to the Company and any incorporated or unincorporated affiliates of the Company.

7.       SECRET PROCESSES AND CONFIDENTIAL INFORMATION.

         (a) The Executive agrees to hold in strict confidence and, except as the Company may authorize or direct, not disclose to any person or use (except in the performance of his services hereunder) any confidential information or materials received by the Executive from the Company and any confidential information or materials of other parties received by the Executive in connection with the performance of his duties hereunder. For purposes of this Section 7(a), confidential information or materials shall include existing and potential customer information, existing and potential supplier

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                  information, product information, design and construction
                  information, pricing and profitability information, financial information, sales and marketing strategies and techniques and business ideas or practices. The restriction on the Executive's use or disclosure of the confidential information or materials shall remain in force until such information is of general knowledge in the industry through no fault of the Executive or any agent of the Executive. The Executive also agrees to return to the Company promptly upon its request any Company information or materials in the Executive's possession or under the Executive's control.

         (b) The Executive will promptly disclose to the Company and to no other person, firm or entity all inventions, discoveries, improvements, trade secrets, formulas, techniques, processes, know-how and similar matters, whether or not patentable and whether or not reduced to practice, which are conceived or learned by the Executive during the period of the Executive's employment with the Company, either alone or with others, which relate to or result from the actual or anticipated business or research of the Company or which result, to any extent, from the Executive's use of the Company's premises or property (collectively called the "Inventions"). The Executive acknowledges and agrees that all the Inventions shall be the sole property of the Company, and the Executive hereby assigns to the Company all of the Executive's rights and interests in and to all of the Inventions, it being acknowledged and agreed by the Executive that all the Inventions are works made for hire. The Company shall be the sole owner of all domestic and foreign rights and interests in the Inventions. The Executive agrees to assist the Company at the Company's expense to obtain and from time to time enforce patents and copyrights on the Inventions.

         (c) Upon the request of, and, in any event, upon termination of the Executive's employment with the Company, the Executive shall promptly deliver to the Company all documents, data, records, notes, drawings, manuals and all other tangible information in whatever form which pertains to the Company, and the Executive will not retain any such information or any reproduction or excerpt thereof.

8. NOTICES. All notices or other communications hereunder shall be in writing and shall be deemed to have been duly given (a) when delivered personally, (b) upon confirmation of receipt when such notice or other communication is sent by facsimile or telex, (c) one day after delivery to an overnight delivery courier, or (d) on the fifth day following the date of deposit in the United States mail if sent first class, postage prepaid, by registered or certified mail. The addresses for such notices shall be as follows:

         (a)      For notices and communications to the Company:
                           Rayovac Corporation
                           601 Rayovac Drive
                           Madison, WI  53711
                           Facsimile:  (608) 278-6666
                           Attention:  James T. Lucke

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         (b)      For notices and communications to the Executive:
                           Stephen P. Shanesy
                           7866 Black River Road
                           Verona, WI  53593

         Any party hereto may, by notice to the other, change its address for receipt of notices hereunder.

9.       GENERAL.

         9.1 GOVERNING LAW. This Agreement shall be construed under and governed by the laws of the State of Wisconsin, without reference to its conflicts of law principles.

         9.2 AMENDMENT; WAIVER. This Agreement may be amended, modified, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument executed by all of the parties hereto or, in the case of a waiver, by the party waiving compliance. The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by any party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

         9.3 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the Executive, without regard to the duration of his employment by the Company or reasons for the cessation of such employment, and inure to the benefit of his administrators, executors, heirs and assigns, although the obligations of the Executive are personal and may be performed only by him. This Agreement shall also be binding upon and inure to the benefit of the Company and its subsidiaries, successors and assigns, including any corporation with which or into which the Company or its successors may be merged or which may succeed to their assets or business.

         9.4 COUNTERPARTS. This Agreement may be executed in two counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

         9.5 ATTORNEYS' FEES. In the event that any action is brought to enforce any of the provisions of this Agreement, or to obtain money damages for the breach thereof, and such action results in the award of a judgment for money damages or in the granting of any injunction in favor of one of the parties to this Agreement, all expenses, including reasonable attorneys' fees, shall be paid by the non-prevailing party.

         9.6 NON-EXCLUSIVITY OF RIGHTS. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation during his employment hereunder in any benefit,

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                  bonus, incentive or other plan or program provided by the
                  Company or any of its affiliates and for which the Executive may qualify. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan or program of the Company or any affiliated company at or subsequent to the date of the Executive's termination of employment with the Company shall, subject to the terms hereof or any other agreement entered into by the Company and the Executive on or subsequent to the date hereof, be payable in accordance with such plan or program.

         9.7 MITIGATION. In no event shall the Executive be obligated to seek other employment by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement.

         9.8 EQUITABLE RELIEF. The Executive expressly agrees that breach of any provision of Sections 6 or 7 of this Agreement would result in irreparable injuries to the Company, that the remedy at law for any such breach will be inadequate and that upon breach of such provisions, the Company, in addition to all other available remedies, shall be entitled as a matter of right to injunctive relief in any court of competent jurisdiction without the necessity of proving the actual damage to the Company.

         9.9 SEVERANCE AGREEMENT. The Severance Agreement between the parties dated October 1, 1998 is hereby terminated and all rights and obligations thereunder are of no further force or effect.

         9.10 ENTIRE AGREEMENT. This Agreement and the schedule hereto constitute the entire understanding of the parties hereto with respect to the subject matter hereof and supersede all prior negotiations, discussions, writings and agreements between them with respect to the subject matter hereof.

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                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                     RAYOVAC CORPORATION



                                      By:
                                         -------------------------------
                                         David A. Jones
                                         Chief Executive Officer



EXECUTIVE:



-------------------------
Name:  Stephen P. Shanesy

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                                   SCHEDULE A

                               RAYOVAC CORPORATION
                        RESTRICTED STOCK AWARD AGREEMENT

         This is a Restricted Stock Award Agreement ("Agreement") dated as of October 1, 2000 by and between Rayovac Corporation, a Wisconsin corporation (the "Company"), and Stephen P. Shanesy (the "Executive") pursuant to The 1997 Rayovac Incentive Plan (the "Plan"), and, in consideration of the mutual promises set forth below and other good and valuable consideration, the mutuality and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

    1. BACKGROUND. The Company has adopted the Plan to provide additional incentive compensation to its officers and other employees and to encourage such individuals, including the Executive, to remain in the employ of the Company. The Company desires to grant an award (the "Award") to the Executive of shares of the Company's common stock, par value $.01 per share ("Common Stock"), as additional incentive for the Executive's services and as an inducement to the continued services by the Executive to the Company and its subsidiaries, subject to all of the terms, conditions and restrictions contained herein. The Executive acknowledges that he has received a copy of the Plan and any prospectus related thereto from the Company.

    2. GRANT OF AWARD. Pursuant to the Plan and subject to the terms and conditions of this Agreement and the Plan, the Company hereby grants to the Executive an Award of Twenty-Five Thousand Four Hundred One (25,401) shares of Common Stock, subject to certain restrictions (individually, a "Share" and collectively, the "Shares").

    3. RESTRICTIONS. Until expiration of the restrictions provided in this Agreement or in the Plan, the Shares shall be subject to the following restrictions:

   (a) CONTINUED EMPLOYMENT. The Executive shall remain in the employment of the Company or one of its subsidiaries and if, prior to the lapse of restrictions on the Shares, the Executive's employment by the Company terminates for any reason other than termination by the Company without Cause or by reason of death or disability of Executive prior to the date the restrictions lapse, the Shares shall immediately be forfeited to the Company and the Executive shall have no further rights with respect the Shares. The terms "Cause" and "disability" shall be defined as set forth in Sections 4(a) and (b) of Executive's Employment Agreement of October 1, 2000.

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   (b) TRANSFER. The Shares may not be sold, assigned, transferred, exchanged, pledged, hypothecated, or otherwise encumbered in any manner by the Executive.

    4. LAPSE OF RESTRICTIONS.

   (a) GENERAL. Subject to the terms of this Agreement, restrictions on the Shares shall expire on September 30, 2003, and the Executive shall receive the Shares with respect to which such restrictions expire within thirty (30) days after such vesting date.

   (b) FORFEITURE OF SHARES. The Executive shall forfeit all of the Shares subject to restrictions upon the Executive's termination of employment with the Company or any of its subsidiaries for any reason other than termination by the Company without Cause or by reason of death or disability.

   (c) TERMINATION OF RESTRICTIONS. Notwithstanding the foregoing, the Compensation Committee of the Board of Directors of the Company shall have the power, in its sole discretion, to accelerate the expiration of the applicable restriction period, to waive any restriction with respect to any part or all of the Shares, or to waive the forfeiture of Shares and to retain restrictions on Shares that would have been forfeited pursuant to the terms of this Agreement.

    5. CERTIFICATES. Each certificate issued in respect of the Shares shall be registered in the name of Executive and deposited with the Company or its designee and shall bear the following legend:

                  "This certificate and the shares of common stock represented hereby are subject to the terms and conditions (including forfeiture and restrictions against transfer) contained in The 1997 Rayovac Incentive Plan and an Agreement entered into between Rayovac Corporation and the registered owner. Release from such terms and conditions shall be obtained only in accordance with the provisions of such Plan and Agreement, copies of which are on file in the office of the Secretary of Rayovac Corporation, Madison, Wisconsin."

         The Executive shall execute and deliver to the Company a stock power or powers in blank with respect to the Shares.

    6. SECTION 83 ELECTION. The Executive agrees not to file an election under section 83(b) of the Internal Revenue Code of 1986, as amended, with respect to the Shares.

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    7. CHANGE IN CONTROL. As more particularly provided in the Plan, all restrictions with respect to any of the Shares that have not been previously forfeited as provided in this Agreement shall expire and lapse upon the occurrence of a Change in Control (as defined in the Plan). If a Change in Control has occurred, all restrictions on the Shares shall expire immediately prior to the effective date of the Change in Control.

    8. INCORPORATION OF PLAN; DEFINED TERMS. The Plan is incorporated herein by reference and made a part of this Agreement as if each provision of the Plan were specifically set forth herein. In the event of a conflict between the Plan and this Agreement, the terms and conditions of the Plan shall govern. Unless otherwise expressly defined in this Agreement, all capitalized terms in this Agreement shall have the meanings given such terms in the Plan.

    9. MISCELLANEOUS.

    (A) SUCCESSORS; GOVERNING LAW. This Agreement shall bind and inure to the benefit of the parties, their heirs, personal representative, successors in interest and assigns. This Agreement shall be governed by and construed in accordance with the laws of the State of Wisconsin.

    (B) DIVIDENDS. The Company shall have the discretion to pay to the Executive any special or regular cash dividends declared by the Board of Directors, or to defer the payment of cash dividends until the expiration of the restrictions with respect to the Shares, or reinvest such amounts in additional shares of Restricted Stock. Any cash payments of dividends that become payable while any of the Shares remain subject to restrictions hereunder to Executive with respect to the restricted shares may, in the Company's discretion, be net of an amount sufficient to satisfy any federal, state and local withholding tax requirements with respect to such dividends.

    (C) CONTINUED EMPLOYMENT. The Agreement does not constitute a contract of employment. Participation in the Plan does not give the Executive the right to remain in the employ of the Company or a subsidiary and does not limit in any way the right of the Company or a subsidiary to change the duties or responsibilities of the Executive.

    (D) AMENDMENT. The Company may amend this Agreement or modify the provisions for the termination of the restrictions on the Shares without the approval of the Executive to comply with any rules or regulations under applicable tax, securities or other laws or the rules and regulations thereunder, or to correct any omission in this Agreement.

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                  IN WITNESS WHEREOF, the parties have executed this Agreement, effective as of the date set forth below.


                                                     Rayovac Corporation


October 1, 2000                                      By:
                                                         ----------------------
                                                         David A. Jones
                                                         Chief Executive Officer


EXECUTIVE


-----------------------------
Name:      Stephen P. Shanesy

Address:   7866 Black River Road
           Verona, WI  53593

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